Exhibit 10.1

November 21, 2024

Scilex Holding Company

960 San Antonio Rd.

Palo Alto, CA 94303

Attn: Stephen Ma

VIA EMAIL

RE: Waiver and Consent under Senior Secured Promissory Note (this “Waiver and Consent”)

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of September 21, 2023 (as further amended, restated, amended and restated, or supplemented from time to time prior to the date hereof, the “SPA”), among Scilex Holding Company, a Delaware corporation (the “Company”), Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser, and Acquiom Agency Services LLC, a Colorado limited liability company, as agent, and (ii) that certain Senior Secured Promissory Note, dated as of September 21, 2023 (as amended, modified or supplemented from time to time prior to the date hereof, the “Note”), issued by the Company to Oramed, as Holder (the “Holder”).

Section 1 Definitions. Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the SPA or the Note, as applicable.

Section 2 Limited Waiver and Consent.

(a) The Company has notified the Holder that it did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2024 and is unable to comply with the strict terms of Section 6 of the Note with respect to the delivery of quarterly financial statements due on or prior to November 14, 2024 (the “September 2024 Financial Statements”) and, but for this Agreement, an Event or Events of Default would result under Sections 8(a)(ii) and (iii) of the Note as a result of the foregoing (the “September 2024 Events of Default”) and that, additionally, an Event of Default would occur under Section 8(a)(ii) of the Note due to the Company’s failure to give notice of the September 2024 Events of Default as required by Section 7(b)(ii) of the Note (the “Notice Event of Default” and together with the September 2024 Events of Default, the “Specified Defaults”). Subject to the terms and conditions set forth in this Agreement, (i) the Holder hereby waives the Specified Defaults and (ii) the Company hereby agrees (A) to deliver the September 2024 Financial Statements on or before January 20, 2025 (the “New Required Delivery Date”) and (B) to engage a new independent registered public accounting firm to provide the September 2024 Financial Statements, which firm shall be one of a list of firms provided by the Company to the Holder by email on November 21, 2024, or a firm of substantially the same reputation and national standing. The Company understands and agrees that the failure to deliver the September 2024 Financial Statements (i) by the New Required Delivery Date or (ii) from a new independent registered public accounting firm meeting the criteria in clause (B) above, shall, in each case, constitute an immediate Event of Default under Section 7(b)(ii) of the Note.

(b) The foregoing limited waiver and consent (i) is a one-time waiver and consent, (ii) is expressly limited to the transactions described above in Section 2(a), (iii) shall not be deemed or otherwise construed to constitute a waiver or consent to any other transaction, whether or not similar to the transactions described above in Section 2(a) and (iv) shall not operate as a waiver of or consent to any right, power or remedy of the Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a consent, waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, except as expressly set forth herein. The Holder has granted the limited waiver and consent set forth in Section 2(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such waiver and consent shall not constitute a course of dealing or impair the Agent’s or any Holder’s right to withhold any similar waiver or consent in the future.

Section 3 Affirmation.

(a) Except as specifically waived pursuant to Section 2 hereof, the Company hereby expressly reaffirms, as of the date hereof, all its covenants and agreements contained in the Note and each Transaction Document and agrees that none of its covenants and agreements set forth in the Note or any other Transaction Document shall be reduced or limited by the execution and delivery of this Waiver and Consent.

(b) The Company (on behalf of itself and its Subsidiaries) hereby (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting, and (ii) agrees that this Waiver and Consent and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents and such Liens continue unimpaired with the same priority to secure repayment of all Obligations in accordance with the Transaction Documents, whether heretofore or hereafter incurred.

Section 4 Miscellaneous.

(a) Section headings in this Waiver and Consent are included herein for convenience of reference only and shall not constitute a part of this Waiver and Consent for any other purposes.

(b) This Waiver and Consent may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Waiver and Consent or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by electronic transmission shall be deemed an original signature hereto.

(c) No waiver or modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed by all of the parties hereto or thereto.

(d) From and after the date on which this Waiver and Consent shall be effective, the term “Transaction Documents” in the Note and the other Note Documents shall include, without limitation, this Waiver and Consent and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(e) THE TERMS AND PROVISIONS OF SECTION 9(D) (GOVERNING LAW) OF

THE NOTE ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS WAIVER AND CONSENT MUTATITIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

(f) The Company has agreed to reimburse Holder upon the execution of this Waiver and Consent for its reasonable and documented out-of-pocket legal costs, fees and expenses actually incurred by the Holder in connection with this Waiver and Consent.

[Remainder of Page Intentionally Left Blank]

Sincerely,

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer

Address for Notice:
1185 Avenue of the Americas, Third Floor
New York, NY 10036 Attn: Josh Hexter
Email: nadav@oramed.com josh@oramed.com avi@oramed.com with a copy (which shall not constitute notice) to:

Proskauer Rose LLP Eleven Times Square New York, NY 10036
Attn: Ehud Barak; James Gerkis; Grant Darwin; Philip Kaminski
E-mail: ebarak@proskauer.com; jgerkis@proskauer.com; gdarwin@proskauer.com; pkaminski@proskauer.com

[Signature Page to Waiver and Consent Letter]

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

960 San Antonio Rd. Palo Alto, CA 94303 Attention: Stephen Ma
Telephone: (408) 891-8341 Email: sma@scilexholding.com with a copy to (which shall not constitute notice) to: Paul Hastings LLP 1117 S. California Avenue
Palo Alto, CA 94304 Attention: Elizabeth Razzano Telephone: (650) 320-1895
Email: elizabethrazzano@paulhastings.com

[Signature Page to Waiver and Consent Letter]

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